    As filed with the Securities and Exchange Commission on August 1, 2001.
                                                    Registration No. ___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                ----------------

                          THE WILLIAMS COMPANIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                ----------------

            Delaware                                             73-0569878
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

        One Williams Center                                         74172
           Tulsa, Oklahoma                                        (Zip Code)
(Address of Principal Executive Offices)

                                ----------------

                  THE WILLIAMS COMPANIES, INC. 2001 STOCK PLAN
                              (Full title of plan)

                                ----------------

                             SUZANNE H. COSTIN, ESQ.
                          The Williams Companies, Inc.
                      One Williams Center, Tulsa, OK 74172
                                 (918) 573-2000
            (Name, address and telephone number of agent for service)

                                ----------------


                                          CALCULATION OF REGISTRATION FEE

                                                 Proposed              Proposed
Title of Each Class        Amount                Maximum               Maximum            Amount of
of Securities to           to be                 Offering Price        Aggregate          Registration
be Registered              Registered            Per Unit(1)           Offering Price(2)  Fee
-------------------------------------------------------------------------------------------------------
Common Stock,
($1 par value)             2,200,000(3)          $33.50                $73,700,000.00     $18,425.00
=======================================================================================================

(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on July 31, 2001.

(2)      Estimated solely for the purpose of calculating the filing fee.

(3) Includes an equal number of Rights issuable under The Williams Companies, Inc. Rights Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference and made a part of this Registration Statement:

         (a) Williams' Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Items 7 and 8 were restated in the Current Report on Form 8-K filed May 22, 2001).

         (b) Williams' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, and Williams' Current Reports on Form 8-K filed January 5, January 31, February 8, March 16, March 19, April 2, April 12, April 27, May 1, May 3, May 7, May 22, June 13 and July 30, 2001.

         (c)      Williams' Registration Statement on Form S-3 filed June 25,
                  2001.

         All reports subsequently filed by Williams pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Williams is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of Williams. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Williams' By-laws provide for indemnification by Williams of its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. In addition, Williams has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

         Williams maintains policies of insurance under which the directors and officers of Williams are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         4.1      The Williams Companies, Inc. 2001 Stock Plan.

        *4.2      Restated Certificate of Incorporation, as supplemented
                  (filed as Exhibit 3(I)(a) to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001).

        *4.3 Restated By-laws (filed as Exhibit 99.1 to Form 8-K filed January 19, 2000).

        *4.4 Rights Agreement dated as of February 6, 1996, between Williams and First Chicago Trust Company of New York (filed as
                  Exhibit 4 to Form 8-K filed January 24, 1996).

         5.1 Opinion and Consent of Suzanne H. Costin, Esq., Secretary and Counsel for Williams, relating to the validity of the securities.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Suzanne H. Costin, Esq. (contained in Exhibit 5.1)

         24.1     Power of Attorney.

         24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney.

-----------------

* The exhibits have previously been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)      Rule 415 offering.  Williams hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Williams pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. Williams hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Williams' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Williams pursuant to the foregoing provisions, or otherwise, Williams has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Williams of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Williams will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, Williams certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and State of Oklahoma on the 1st day of August, 2001.


                                        THE WILLIAMS COMPANIES, INC.
                                        (Registrant)



                                        By  /s/ SUZANNE H. COSTIN
                                           ------------------------------------
                                           (Suzanne H. Costin, Attorney-in-fact)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 1, 2001:

         SIGNATURE                                                     TITLE
         ---------                                                     -----

                     *                                        Chairman of the Board, President
         --------------------------                           and Chief Executive Officer
         Keith E. Bailey                                      (Principal Executive Officer)

                     *                                        Senior Vice President
         --------------------------                           (Principal Financial Officer)
         Jack D. McCarthy


                     *                                        Controller
         --------------------------                           (Principal Accounting Officer)
         Gary R. Belitz


                     *                                        Director
         ---------------------------
         Hugh M. Chapman


                     *                                        Director
         ---------------------------
         Glenn A. Cox


                      *                                       Director
         ---------------------------
         Thomas H. Cruikshank


                     *                                        Director
         ---------------------------
         William E. Green

                      *                                       Director
         ---------------------------
          W. R. Howell


                     *                                        Director
         ---------------------------
         James C. Lewis


                     *                                        Director
         ---------------------------
         Charles M. Lillis


                     *                                        Director
         ---------------------------
         George A. Lorch


                     *                                        Director
         ---------------------------
         Frank T. MacInnis


                     *                                        Director
         ---------------------------
         Gordon R. Parker


                     *                                        Director
         ---------------------------
         Janice D. Stoney


                     *                                        Director
         ---------------------------
         Joseph H. Williams


*By      /s/ Suzanne H. Costin
         ---------------------------
         (Suzanne H. Costin, Attorney-in-fact)

                               INDEX TO EXHIBITS.

Exhibit           Description
-------           -----------
4.1               The Williams Companies, Inc. 2001 Stock Plan.

5.1               Opinion and Consent of Suzanne H. Costin, Esq., Secretary and
                  Counsel for Williams, relating to the validity of the securities.

23.1              Consent of Ernst & Young LLP.

23.2              Consent of Suzanne H. Costin, Esq. (contained in Exhibit 5.1)

24.1              Power of Attorney.

24.2 Certified copy of resolution authorizing signatures pursuant to Power of Attorney.